AMENDMENT

THIS AMENDMENT is made as of the 5th day of October, 2011 and amends the AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT (the "Agreement") dated as of June 1, 2007 between each mutual fund, and each portfolio or series of each mutual fund, listed on Schedule A hereto (each, a "Fund" and, collectively, the "Funds") as such Schedule may be revised from time to time, and DREYFUS TRANSFER, INC. (the "Transfer Agent").

For good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree that the section of Appendix C(1) to the Agreement, headed "Anti-Money Laundering Duties," is deleted in its entirety and replaced with the following:

Anti-Money Laundering Duties

(a) On a daily basis, submit all new customer account registrations and registration changes against the Office of Foreign Assets Control ("OFAC") database and such other lists or databases as may be required from time to time by applicable regulatory authorities;

(b) Submit all account registrations through OFAC databases and such other lists or databases as may be required from time to time by applicable regulatory authorities;

(c) On a daily basis, submit special payee information from checks, outgoing wires and systematic withdrawal files through the OFAC database;

(d) Block accounts and file reports with OFAC as required under OFAC-administered regulations;

(e) Review certain types of redemption transactions that occur within thirty (30) days of an account establishment, registration change, or banking information change (e.g., redemption by wire within 30 days of banking information change; rapid depletion of account balance after establishment; and redemption by check within 30 days of address change);

(f) Review wires sent pursuant to banking instructions other than those on file;

(g) Review accounts with small balances that have large purchases;

(h) Review accounts with frequent activity within a specified date range followed by a large redemption;

(i) Review purchase and redemption activity by check that equals or exceeds $100,000 on any given day;

(j) Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR;

(k) Compare account information to any FinCEN request received by the Fund pursuant to USA PATRIOT Act Sec. 314(a).  Provide the Fund with the necessary information for it to respond to such request within required time frames;

(l) Follow the Fund's Customer Identification Program to (i) verify the identity of any person seeking to become a new customer of the Fund, (ii) maintain records of the information used to verify the person's identity, and (iii) determine whether the person appears on any lists of known or suspected terrorists or terrorist organizations provided to the Fund by any government agency;

(m) Conduct due diligence and, if required, enhanced due diligence in accordance with 31 C.F.R. 1010.610(b) for existing correspondent accounts for foreign financial institutions.  Perform an assessment of the money laundering risk presented by the account based on a consideration of relevant factors in accordance with applicable law and information provided by the foreign financial institution in a financial institution questionnaire.  If an account is determined to have a medium or above risk-ranking, monitor the account on a monthly basis for unusual activity.

(n) Conduct due diligence to determine if the Fund is involved with any foreign jurisdiction, institution, class of transactions or type of account designated, from time to time, by the U.S. Department of the Treasury in order to take certain "special measures" as required under Section 311 of the USA PATRIOT Act; and

(o) Compare all new customer accounts and registrations changes to an internal database of known offenders.

Maintain all records required to be maintained by the Fund under the USA PATRIOT Act in connection with the performance of the Transfer Agent's duties hereunder.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AMENDMENT TO BE EXECUTED IN THEIR NAMES AND ON THEIR BEHALF BY AND THROUGH THEIR DULY AUTHORIZED OFFICERS AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN:

DREYFUS TRANSFER, INC.		EACH OF THE FUNDS LISTED ON
SCHEDULE A HERETO

By:	/s/ Patrick Synan	By:	/s/ Joni L. Charatan

Name:	Patrick Synan	Name:	Joni L. Charatan

Title:	President	Title:	Vice President

Schedule A

Advantage Funds, Inc.
Dreyfus Emerging Leaders Fund
Dreyfus Global Absolute Return Fund
Dreyfus Global Dynamic Bond Fund
Dreyfus Global Real Return Fund
Dreyfus International Value Fund
Dreyfus Opportunistic Midcap Value Fund
Dreyfus Opportunistic Small Cap Fund
Dreyfus Strategic Value Fund
Dreyfus Structured Midcap Fund
Dreyfus Technology Growth Fund
Dreyfus Total Emerging Markets Fund
Dreyfus Total Return Advantage Fund
Global Alpha Fund
BNY Mellon Funds Trust
BNY Mellon Asset Allocation Fund
BNY Mellon Bond Fund
BNY Mellon Emerging Markets Fund
BNY Mellon Focused Equity Opportunities Fund
BNY Mellon Income Stock Fund
BNY Mellon Intermediate Bond Fund
BNY Mellon Intermediate U.S. Government Fund
BNY Mellon International Appreciation Fund
BNY Mellon International Fund
BNY Mellon Large Cap Market Opportunities Fund
BNY Mellon Large Cap Stock Fund
BNY Mellon Massachusetts Intermediate Municipal Bond Fund
BNY Mellon Money Market Fund
BNY Mellon Mid Cap Stock Fund
BNY Mellon Municipal Opportunities Fund
BNY Mellon National Intermediate Municipal Bond Fund
BNY Mellon National Municipal Money Market Fund
BNY Mellon National Short-Term Municipal Bond Fund
BNY Mellon New York Intermediate Tax-Exempt Bond Fund
BNY Mellon Pennsylvania Intermediate Municipal Bond Fund
BNY Mellon Short-Term U.S. Government Securities Fund
BNY Mellon Small Cap Stock Fund
BNY Mellon Small/Mid Cap Fund
BNY Mellon Tax-Sensitive Large Cap Multi Strategy Fund
BNY Mellon U.S. Core Equity 130/30 Fund
CitizensSelect Funds
CitizensSelect Prime Money Market Fund
CitizensSelect Treasury Money Market Fund
Dreyfus Appreciation Fund, Inc.
Dreyfus BASIC Money Market Fund, Inc.
Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus BASIC U.S. Mortgage Securities Fund
Dreyfus Bond Funds, Inc.
Dreyfus Municipal Bond Fund
Dreyfus Cash Management
Dreyfus Connecticut Municipal Money Market Fund, Inc.
Dreyfus Dynamic Alternatives Fund, Inc.
The Dreyfus Fund Incorporated
Dreyfus Funds, Inc.
Dreyfus Equity Growth Fund
Dreyfus Mid-Cap Growth Fund
Dreyfus Government Cash Management Funds
Dreyfus Government Cash Management
Dreyfus Government Prime Cash Management
Dreyfus Growth and Income Fund, Inc.
Dreyfus Index Funds, Inc.
Dreyfus International Stock Index Fund
Dreyfus S&P 500 Index Fund
Dreyfus Smallcap Stock Index Fund
Dreyfus Institutional Cash Advantage Funds
Dreyfus Institutional Cash Advantage Fund
Dreyfus Institutional Preferred Money Market Funds
Dreyfus Institutional Preferred Money Market Fund
Dreyfus Institutional Preferred Plus Money Market Fund
Dreyfus Institutional Reserves Funds
Dreyfus Institutional Reserves Treasury Prime Fund
Dreyfus Institutional Reserves Treasury Fund
Dreyfus Institutional Reserves Money Fund
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus International Funds, Inc.
Dreyfus Brazil Equity Fund
Dreyfus Emerging Markets Fund
Dreyfus Investment Grade Funds, Inc.
Dreyfus Inflation Adjusted Securities Fund
Dreyfus Intermediate Term Income Fund
Dreyfus Short Term Income Fund
Dreyfus Investment Funds
Dreyfus/The Boston Company Large Cap Core Fund
Dreyfus/The Boston Company Small Cap Value Fund
Dreyfus/The Boston Company Small Cap Growth Fund
Dreyfus/The Boston Company Small/Mid Cap Growth Fund
Dreyfus/The Boston Company Small Cap Tax-Sensitive Equity Fund
Dreyfus/The Boston Company Emerging Markets Core Equity Fund
Dreyfus/Standish Fixed Income Fund
Dreyfus/Standish Global Fixed Income Fund
Dreyfus/Standish International Fixed Income Fund
Dreyfus/Standish Intermediate Tax Exempt Bond Fund
Dreyfus/Newton International Equity Fund
Dreyfus Investment Portfolios
Core Value Portfolio
MidCap Stock Portfolio
Small Cap Stock Index Portfolio
Technology Growth Portfolio
The Dreyfus/Laurel Funds, Inc.
Dreyfus AMT-Free Municipal Reserves
Dreyfus BASIC S&P 500 Stock Index Fund
Dreyfus Bond Market Index Fund
Dreyfus Core Equity Fund
Dreyfus Disciplined Stock Fund
Dreyfus Money Market Reserves
Dreyfus Small Cap Fund
Dreyfus Opportunistic Fixed Income Fund
Dreyfus Tax Managed Growth Fund
Dreyfus U.S. Treasury Reserves
The Dreyfus/Laurel Funds Trust
Dreyfus Core Value Fund
Dreyfus Emerging Markets Debt Local Currency Fund
Dreyfus Equity Income Fund
Dreyfus Global Equity Income Fund
Dreyfus High Yield Fund
Dreyfus International Bond Fund
The Dreyfus/Laurel Tax-Free Municipal Funds
Dreyfus BASIC California Municipal Money Market Fund
Dreyfus BASIC Massachusetts Municipal Money Market Fund
Dreyfus BASIC New York Municipal Money Market Fund
Dreyfus LifeTime Portfolios, Inc.
Growth & Income Portfolio
Dreyfus Liquid Assets, Inc.
Dreyfus Manager Funds I
Dreyfus Alpha Growth Fund
Dreyfus Research Core Fund
Dreyfus MidCap Core Fund
Dreyfus Manager Funds II
Dreyfus Balanced Opportunity Fund
Dreyfus Massachusetts Municipal Money Market Fund
Dreyfus Midcap Index Fund, Inc.
Dreyfus Money Market Instruments, Inc.
Government Securities Series
Money Market Series
Dreyfus Municipal Bond Opportunity Fund
Dreyfus Municipal Cash Management Plus
Dreyfus Municipal Funds, Inc.
Dreyfus AMT-Free Municipal Bond Fund
Dreyfus BASIC Municipal Money Market Fund
Dreyfus BASIC New Jersey Municipal Money Market Fund
Dreyfus High Yield Municipal Bond Fund
Dreyfus Municipal Money Market Fund, Inc.
Dreyfus New Jersey Municipal Bond Fund, Inc.
Dreyfus New Jersey Municipal Money Market Fund, Inc.
Dreyfus New York AMT-Free Municipal Money Market Fund
Dreyfus New York AMT-Free Municipal Bond Fund
Dreyfus New York Municipal Cash Management
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus Opportunity Funds
Dreyfus Global Sustainability Fund
Dreyfus Natural Resources Fund
Dreyfus Pennsylvania Municipal Money Market Fund
Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.
Dreyfus California AMT-Free Municipal Bond Fund
Dreyfus Premier GNMA Fund, Inc.
Dreyfus GNMA Fund
Dreyfus Premier Investment Funds, Inc.
Dreyfus Diversified International Fund
Dreyfus Diversified Large Cap Fund
Dreyfus Emerging Asia Fund
Dreyfus Global Real Estate Securities Fund
Dreyfus Greater China Fund
Dreyfus India Fund
Dreyfus Large Cap Growth Fund
Dreyfus Large Cap Equity Fund
Dreyfus Large Cap Value Fund
Dreyfus Satellite Alpha Fund
Dreyfus Premier Short-Intermediate Municipal Bond Fund
Dreyfus Short-Intermediate Municipal Bond Fund
Dreyfus Premier Worldwide Growth Fund, Inc.
Dreyfus Worldwide Growth Fund
Dreyfus Research Growth Fund, Inc.
Dreyfus Short-Intermediate Government Fund
The Dreyfus Socially Responsible Growth Fund, Inc.
Dreyfus State Municipal Bond Funds
Dreyfus Connecticut Fund
Dreyfus Maryland Fund
Dreyfus Massachusetts Fund
Dreyfus Minnesota Fund
Dreyfus Ohio Fund
Dreyfus Pennsylvania Fund
Dreyfus Stock Funds
Dreyfus International Equity Fund
Dreyfus Small Cap Equity Fund
Dreyfus Stock Index Fund, Inc.
Dreyfus Tax Exempt Cash Management Funds
Dreyfus California AMT-Free Municipal Cash Management
Dreyfus New York AMT-Free Municipal Cash Management
Dreyfus Tax Exempt Cash Management
The Dreyfus Third Century Fund, Inc.
Dreyfus Treasury & Agency Cash Management
Dreyfus Treasury Prime Cash Management
Dreyfus 100% U.S. Treasury Money Market Fund
Dreyfus U.S. Treasury Intermediate Term Fund
Dreyfus U.S. Treasury Long Term Fund
Dreyfus Variable Investment Fund
Appreciation Portfolio
Opportunistic Small Cap Fund
Growth and Income Portfolio
International Equity Portfolio
International Value Portfolio
Money Market Portfolio
Quality Bond Portfolio
Dreyfus Worldwide Dollar Money Market Fund, Inc.
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
General Government Securities Money Market Fund
General Treasury Prime Money Market Fund
General Money Market Fund, Inc.
General Municipal Money Market Funds, Inc.
General Municipal Money Market Fund
General New York Municipal Money Market Fund
Strategic Funds, Inc.
Dreyfus Active MidCap Fund
Dreyfus Conservative Allocation Fund
Dreyfus Growth Allocation Fund
Dreyfus Moderate Allocation Fund
Dreyfus Select Managers Large Cap Growth Fund
Dreyfus Select Managers Small Cap Growth Fund
Dreyfus Select Managers Small Cap Value Fund
Dreyfus U.S. Equity Fund
Global Stock Fund
International Stock Fund